Exhibit 23.2





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of CKX, Inc. on Form S-8 of our reports relating to the financial statements of The Presley Business (a) dated April 8, 2005 appearing in Registration Statement No. 333-123995 of CKX, Inc. on Form S-1, and (b) dated February 7, 2005 appearing in the Current Report on Form 8-K dated February 8, 2005.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP


Memphis, Tennessee
July 29, 2005